Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135156, 333-149954 and 333-158374) of our report dated August 29, 2016, relating to the consolidated financial statements of Patriot Scientific Corporation and subsidiaries appearing in this Annual Report on Form 10-K of Patriot Scientific Corporation for the year ended May 31, 2016.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

August 29, 2016